UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

January 24, 2006
(Date of earliest event reported)

Harsco Corporation
(Exact name of registrant as specified in its charter)

DE	1-3970	23-1483991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Poplar Church Road, Camp Hill PA, 17011	17011
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   717-763-7064

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 26, 2006, Harsco Corporation (the "Company") announced that Salvatore D. Fazzolari has been appointed President, Chief Financial Officer and Treasurer of the Company. The Company's Board of Directors made the appointment on January 24, 2006. Derek C. Hathaway, previously Chairman of the Board, President and Chief Executive Officer will become Chairman of the Board and Chief Executive Officer.

Mr. Fazzolari, who is 53 years old, was previously Senior Vice President, Chief Financial Officer and Treasurer of the Company effective August 24, 1999. In addition, he has served as Director of the Company since January 2002. Mr. Fazzolari served as Senior Vice President and Chief Financial Officer from January 1998 to August 1999; as Vice President and Controller from January 1994 to December 1997; and as Controller from January 1993 to January 1994. Previously, Mr. Fazzolari served as Director of Auditing from 1985 to 1993 and in various auditing positions from 1980 to 1985.

Mr. Fazzolari does not have an employment agreement with the Company; however, he does have a Change in Control Severance Agreement, the form of which was previously filed as Exhibit 10.1 to the Company's Current Report on Form 8-K dated June 21, 2005.

A copy of the press release announcing this and other organizational changes is attached hereto and incorporated by reference herein as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1. Press release dated January 26, 2006

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harsco Corporation (Registrant)
January 26, 2006 (Date)	/s/ MARK E. KIMMEL Mark E. Kimmel General Counsel and Corporate Secretary